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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                  -------------------------------------

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): November 4, 1996

                             TCSI Corporation
          (Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

2121 Allston Way, Berkeley, California                       94704
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 649-3700

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Item 5.  Other Events.

         On November 4, 1996, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TCSI Corporation

By: /s/Paul A. Farmer
    -----------------
Paul A. Farmer
Chief Financial Officer

Date: November 4, 1996

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                            INDEX TO EXHIBITS

28.  Press Release, dated November 4, 1996

    TCSI AWARDED MULTI-MILLION DOLLAR CONTRACT BY  IDC - ONE OF JAPAN'S
                  LARGEST INTERNATIONAL TELECOM COMPANIES

   TCSI PROVIDES LEADING EDGE SOLUTIONS TO GROWING PACIFIC RIM CUSTOMER
                                   BASE

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For additional information contact:

TCSI Corporation
Investor Inquiries:
  Leigh Salvo - (510) 649-3800
Press Inquiries:
  Susan Trainer - (510) 837-5503

BERKELEY,  California  -  November 4, 1996 - TCSI  Corporation  (Nasdaq:
TCSI), the global provider of software to the telecom industry, today announced that it has been awarded a multi-million dollar contract by one of the largest international telecommunications companies in Japan, International Digital Communications Inc. (IDC). Under the terms of the contract, TCSI will develop a TMN-based Transmission and Radio Integrated Management System (TRIM) based on TCSI's flagship software, Object Services Package (OSP), and provide training and consulting services to assist IDC in building a state-of-the-art operations center. Specifically, TCSI will provide the network management infrastructure software and conduct the system tests and measurements for the new TRIM system. The project will begin immediately and is expected to be completed by mid-1998.

IDC operates in over 170 geographic areas around the globe and provides international telecommunication services such as IDD, high grade leased circuits, ISDN, VPN, Frame Relay, Internet Gateway services etc. that are designed to be economical and tailored to meet customer needs. The new TRIM system will enable IDC to more easily monitor and manage its international communications infrastructure which includes transmission, radio, satellite, and submarine equipment. The TRIM system is also responsible for managing critical operational facilities such as power supply. Based on object-oriented technology, IDC expects that the new system will enable it to more quickly deploy new communications services and change existing services while still maintaining the highest level of reliability.

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"Since its inception in 1986, IDC has been aggressively building one  of the most sophisticated communications systems in the world to provide reliable international communications services. We expect that basing this next generation system on advanced object-oriented, standards-compliant software technology - such as that provided by TCSI - will contribute to our new enhanced network operation to be established in April 1998." said Mr. Yukio Goto, Director, Engineering & Operation
Division  of  IDC.   "IDC is a leader in a marketplace  that  is  highly
competitive and dynamic and has little tolerance for system failure. This contract demonstrates the confidence communications leaders are placing in TCSI's software solutions," said Ram Banin, executive vice president and general manager of TCSI.

TCSI Corporation Products and Services

TCSI provides integrated products and services to many of the world's largest and most successful telecom companies. TCSI's Solution Suites are integrated packages of applications to automate the management processes of Intelligent Network, Broadband, and Digital Cellular services and networks. Object Services Package (OSP), TCSI's industry leading frameworks and middleware package, enables the rapid development and deployment of advanced element, network, and service management systems. TCSI's software products for the wireless industry include low-power digital signal processing, digital cellular, and base station products that substantially improve the performance of wireless networks and services. TCSI also offers a full range of consulting, customized development, training and support services to compliment all products.

About TCSI Corporation

TCSI is a leading provider of integrated software products and services for the global telecom industry. A pioneer in object-oriented technology, TCSI products and services enable telecom service providers and equipment manufacturers to rapidly meet the growing demand for integrated and automated management of a wide range of networks and services. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim.

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